Exhibit 10.1


Dear Directors and Executive Officers:

As you can see from the attached message, our change in 401K Plan manages requires a blackout period to be imposed during the rollover. Sarbanes-Oxley mandates that directors or executive officers of the company may not engage in any transactions in the company's stock during a retirement or pension plan blackout.

Please be advised that no trading by an executive officer or director is permitted during the plan imposed blackout. Should you have any questions, please do not hesitate to contact me.


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Qualified NOTICE OF PLAN BLACKOUT PERIOD
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Retirement Plan
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A "blackout period" is generally any period during which your ability to direct or diversify the assets in your Individual Account or obtain distributions or loans (if applicable) from the Plan is temporarily suspended. Federal law generally requires that you be furnished notice of a blackout period. This notice generally must be given to you at least 30 days prior to the last day on which you are able to conduct certain transactions with your Individual Account that you will be unable to conduct during the blackout period. This notice is intended to provide you with sufficient time to consider the effect of the blackout period on your retirement and financial plans.


SECTION A. CONTACT INFORMATION

Name  Nancy Tomaselli, Plan Administrator for Fundtech Corporation Employee
      401 K Plan
      ----------------------------------------------------------------------(a)
Address 30 Montgomery Street Suite 501
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City, State, Zip  Jersey City, NJ 07302
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Telephone Number (201) 946-1100
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SECTION B. NOTICE OF PLAN BLACKOUT

                IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE

                     FUNDTECH CORPORATION EMPLOYEE 401K PLAN

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                               Date: July 1, 2003
                                     ----------------------------------------(c)

1. This notice is to inform you that the Plan listed above will be (check all that apply):
   a. |X| Changing investment options.
   b. |X| Changing recordkeepers.
   c. [ ] Other (specify)
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2. As a result of these changes, you temporarily will be unable to (check all that apply):
   a.   |X| Direct or diversify investments in your Individual Account.
   b.   |X| Obtain a loan from the Plan.
   c.   |X| Obtain a distribution from the Plan.
   d.   [ ] Other (specify)
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   Note: If only certain investments are subject to the blackout period, please specify: This period, during which you will be unable to exercise these rights otherwise available under the Plan, is called a blackout period. Whether or not you are planning to retire in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.


3. The blackout period for the Plan is expected to begin during the week of 08/18/2003 (d) and end during the week of 09/30/2003 (e). During these weeks, you can determine whether the blackout period has started or ended by contacting, free of charge, the individual or department listed in Section A, above.


   Note: If there is a difference in the date(s) the blackout period will begin for any of the Participant rights selected in Section B. 2 above, please specify:

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4. Will Plan investments be affected? (f) |X| Yes [ ] No
   If "Yes" is selected, please read the following information. If "No" is selected, skip the remainder of item four and proceed to item five. During the blackout period you will be unable to direct or diversify the assets held in your Individual Account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your Individual Account during the blackout period.


5. Is notice of the blackout period being given less than 30 days in advance of the blackout period? (g) [ ] Yes |X| No
   If "Yes" is selected, please read the following information. If "No" is selected, skip the remainder of item five and proceed to item six. The reason(s) notice was not provided 30 days in advance is/are:

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6. If you have questions concerning this notice, you should contact the individual listed in Section A above.